Exhibit 99.1

Lifeward Names Almog Adar as New CFO, Strengthening Executive Leadership

MARLBOROUGH, Mass. and YOKNEAM ILLIT, Israel, August 13, 2025 (GLOBE NEWSWIRE) -- Lifeward Ltd. (Nasdaq: LFWD) (“Lifeward” or the “Company”), a global leader in innovative medical technology to transform the lives of people with physical limitations or disabilities, today announced that Almog Adar, who previously served as the Company’s Vice President of Finance and Chief Accounting Officer, has been appointed as the Company’s new Chief Financial Officer.

"I am thrilled to welcome Almog to the executive leadership team. He has been an invaluable leader within our finance team and brings thoughtful leadership and a strong commitment to supporting Lifeward’s growth,” said Mark Grant, President and Chief Executive Officer of Lifeward.

“I am honored to step into the role of Chief Financial Officer at this pivotal moment for Lifeward,” said Mr. Adar. “We have a tremendous opportunity ahead to build on our strengths, sharpen our execution, and accelerate growth. I am committed to working closely with our leadership team to deliver a clear, disciplined strategy, strengthen our financial foundation, and create lasting value for our patients, customers, and shareholders.”

Mr. Adar joined Lifeward in 2020 as Director of Finance and Corporate Financial Controller and has since held a series of senior and increasingly impactful roles within the finance organization, driving strategic initiatives and strengthening the Company’s financial operations. Most recently, he served as Vice President of Finance and Chief Accounting Officer, where he played a key role in shaping the Company’s financial strategy and supporting its growth.

Prior to joining Lifeward, Mr. Adar served as Controller of Infinya Recycling Ltd. (formerly Amnir Recycling) and as Assistant Controller at Delta Galil Industries, where he gained extensive experience in complex financial management and global business operations. Earlier in his career, he worked at Ernst & Young, acquiring deep expertise in auditing and financial reporting for both public and private companies.

Mr. Adar holds a Bachelor of Arts degree in Accounting and Economics from the Open University of Israel and is a Certified Public Accountant licensed by the Israeli Ministry of Justice.

About Lifeward

Lifeward designs, develops, and commercializes life-changing solutions that span the continuum of care in physical rehabilitation and recovery, delivering proven functional and health benefits in clinical settings as well as in the home and community. Our mission at Lifeward is to relentlessly drive innovation to change the lives of individuals with physical limitations or disabilities. We are committed to delivering groundbreaking solutions that empower individuals to do what they love. The Lifeward portfolio features innovative products including the ReWalk Exoskeleton, the AlterG Anti-Gravity system, the MyoCycle FES System, and the ReStore Exo-Suit.

Founded in 2001, Lifeward has operations in the United States, Israel, and Germany. For more information on the Lifeward mission and product portfolio, please visit GoLifeward.com.

Lifeward®, ReWalk®, ReStore®, and Alter G® are registered trademarks of Lifeward Ltd. and/or its affiliates.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the U.S. Securities Act of 1933, and Section 21E of the U.S. Securities Exchange Act of 1934. Such forward-looking statements may include projections regarding the Company's future performance and other statements that are not statements of historical fact and, in some cases, may be identified by words like "anticipate," "assume," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "future," "will," "should," "would," "seek" and similar terms or phrases. The forward-looking statements contained in this press release are based on management's current expectations, which are subject to uncertainty, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. Important factors that could cause the Company’s actual results to differ materially from those indicated in the forward-looking statements include, among others: the acceptance of the ReWalk 7 Personal Exoskeleton by healthcare professionals and patients; uncertainties associated with future clinical trials and the clinical development process, the product development process and FDA regulatory submission review and approval process; the Company's ability to have sufficient funds to meet certain future capital requirements, which could impair the Company's efforts to develop and commercialize existing and new products; the Company's ability to maintain and grow its reputation and the market acceptance of its products; the Company's ability to achieve reimbursement from third-party payors, including CMS, for its products; the Company's limited operating history and its ability to leverage its sales, marketing and training infrastructure; the Company's expectations as to its clinical research program and clinical results; the Company's expectations regarding future growth, including its ability to increase sales in its existing geographic markets and expand to new markets; expectations regarding the Company’s new Chief Financial Officer; the Company's ability to obtain certain components of its products from third-party suppliers and its continued access to its product manufacturers; the Company’s ability to navigate any difficulties associated with moving production of its AlterG Anti-Gravity Systems to a contract manufacturer; the Company's ability to improve its products and develop new products; the Company's compliance with medical device reporting regulations to report adverse events involving the Company's products, which could result in voluntary corrective actions or enforcement actions such as mandatory recalls, and the potential impact of such adverse events on the Company's ability to market and sell its products; the Company's ability to gain and maintain regulatory approvals; the Company's ability to maintain adequate protection of its intellectual property and to avoid violation of the intellectual property rights of others; the risk of a cybersecurity attack or breach of the Company's IT systems significantly disrupting its business operations; the Company's ability to use effectively the proceeds of its offerings of securities; and other factors discussed under the heading "Risk Factors" in the Company’s annual report on Form 10-K, as amended, for the year ended December 31, 2024 filed with the SEC and other documents subsequently filed with or furnished to the SEC. Any forward-looking statement made in this press release speaks only as of the date hereof. Factors or events that could cause the Company’s actual results to differ from the statements contained herein may emerge from time to time, and it is not possible for the Company to predict all of them. Except as required by law, the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

Lifeward Media Relations:
Kathleen O’Donnell
Vice President, Marketing & New Business Development
Lifeward Ltd.
E: media@golifeward.com

Lifeward Investor Contact:
Almog Adar
Chief Financial Officer
Lifeward Ltd.
E: ir@golifeward.com